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                                                                      EXHIBIT 23




                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18201) pertaining to the 1996 Stock Option Plan of TV Filme, Inc. of our report dated March 17, 2000 (except for Notes 1 and 7, as to which the date is April 10, 2000) with respect to the consolidated financial statements of TV Filme, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                       ERNST & YOUNG
                                Auditores Independentes S.C.

                                   /s/ Sergio Citeroni
                                       Sergio Citeroni
                                       Partner

Sao Paulo, Brazil
April 14, 2000